Exhibit 3.3

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

First:  The name of this Corporation is TransMontaigne Product Services Inc.

Second:  The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent in charge thereof is CT Corporation System (New Castle County).

Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 50,000. All such shares are to be Common Stock, having a par value of $0.01 per share and are to be of one class.

Fifth: The name and mailing address of the incorporator are as follows:

Erik B. Carlson, Secretary
370 17th Street, Suite 2750
Denver, Colorado 80202

Sixth: Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Seventh: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

Eighth: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Ninth: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Tenth: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified, are:

Cortlandt S. Dietler	370 17th Street, Suite 2750
Denver, Colorado 80202

Richard E. Gathright	370 17th Street, Suite 2750
Denver, Colorado 80202

Robert W. Bradberry	280 N. College Street, Suite 500
Fayetteville, Arkansas 72702

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 22nd day of October, 1998.

/s/ Erik B. Carlson
Erik B. Carlson, Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TRANSMONTAIGNE PRODUCT SERVICES EAST INC.
INTO
TRANSMONTAIGNE PRODUCT SERVICES INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

TRANSMONTAIGNE PRODUCT SERVICES INC., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:  That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Corporation owns all of the outstanding shares of each class of the capital stock of TransMontaigne Product Services East Inc., a Delaware corporation (“TPSI-East”).

THIRD:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 26th day of March, 1999, determined to merge into itself TPSI-East on the conditions set forth in such resolutions:

RESOLVED, that the Corporation merge into itself its subsidiary, TPSI-East, effective April 1,1999, and assume all of said subsidiary’s liabilities and obligations;

FURTHER RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said TPSI-East into the Corporation, effective April 1, 1999, and to assume said subsidiary’s liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Newcastle County; and

FURTHER RESOLVED, that the effective date of the Certificate of Ownership and the merger shall be effective thereby April 1,1999.

IN WITNESS WHEREOF, said TransMontaigne Product Services Inc. has caused its corporate seal to be affixed and this certificate to be signed by Richard E Gathright, its Chief Executive Officer, this 26th day of March, 1999.

TRANSMONTAIGNE PRODUCT SERVICES INC.

By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer

CERTIFICATE OF MERGER
OF
TRANSMONTAIGNE PRODUCT SERVICES MIDWEST INC.
INTO
TRANSMONTAIGNE PRODUCT SERVICES INC.

The undersigned corporation does hereby certify:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
TransMontaigne Product Services Inc.	Delaware
TransMontaigne Product Services Midwest Inc.	Arkansas

SECOND:  That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD:  That the name of the surviving corporation of the merger is TransMontaigne Product Services Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of TransMontaigne Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan of Merger is on file at an office of the surviving corporation, the address of which is 370 17th Street, Suite 2750, Denver, Colorado, 80202.

SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share or statement that shares are without par value

TransMontaigne Product Services Midwest Inc.	Common	10,000	$0.10

EIGHTH: That this Certificate of Merger shall be effective on June 30, 2000.

Dated:	June 1, 2000	TransMontaigne Product Services Inc.

		By:	/s/ Erik B. Carlson
Erik B. Carlson, Vice President,
General Counsel and Secretary

CERTIFICATE OF MERGER
OF
TRANSMONTAIGNE TERMINALING INC.
INTO
TRANSMONTAIGNE PRODUCT SERVICES INC.

The undersigned corporation does hereby certify:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
TransMontaigne Product Services Inc.	Delaware
TransMontaigne Terminaling Inc.	Arkansas

SECOND:  That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD:  That the name of the surviving corporation of the merger is TransMontaigne Product Services Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of TransMontaigne Product Services Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is 370 17th Street, Suite 2750, Denver, Colorado, 80202.

SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share or statement that shares are without par value

TransMontaigne Terminaling Inc.	Common	10,000	$0.10

EIGHTH: That this Certificate of Merger shall be effective on December 31, 2001.

Dated:	December 21, 2001	TransMontaigne Product Services Inc.

		By:	/s/ William S. Dickey
William S. Dickey, President

CERTIFICATE OF MERGER
OF
TRANSMONTAIGNE PIPELINE INC.
INTO
TRANSMONTAIGNE PRODUCT SERVICES INC.

The undersigned corporation does hereby certify:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
TransMontaigne Product Services Inc.	Delaware
TransMontaigne Pipeline Inc.	Arkansas

SECOND:  That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD:  That the name of the surviving corporation of the merger is TransMontaigne Product Services Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of TransMontaigne Product Services Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is 370 17th Street, Suite 2750, Denver, Colorado, 80202.

SIXTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share or statement that shares are without par value

TransMontaigne Pipeline Inc.	Common	10,000	$0.10

EIGHTH: That this Certificate of Merger shall be effective on December 31, 2001.

Dated:	December 21, 2001	TransMontaigne Product Services Inc.

		By:	/s/ William S. Dickey
William S. Dickey, President